                                                                    EXHIBIT 16.1
                                                                    ------------




                      [McGladrey & Pullen, LLP letterhead]




                               September 21, 1999


Mr. James K. McHugh
Chief Financial Officer
N-Viro International Corporation
3450 West Central Avenue, Suite 328
Toledo, OH   43606

Dear Mr. McHugh:

This is to confirm that the client-auditor relationship between N-Viro International Corporation (Commission File Number 0-21802), and McGladrey & Pullen, LLP has ceased.

                                   Sincerely,




                                  /s/ McGladrey & Pullen, LLP
                                  ---------------------------

                                  McGLADREY & PULLEN, LLP




cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, DC  20549